T. ROWE PRICE INTERNATIONAL GROWTH & INCOME
FUND

ANNUAL MEETING
RESULTS

The T. Rowe Price International Growth & Income
Fund held an annual meeting on
October 25, 2000, to approve a new investment management agreement, to elect the directors listed below , and to ratify the Board of Directors' selection of
PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by
number of shares):
For approval of a new investment management
agreement:
Anthony W. Deering
Affirmative:
722,090.716
Against:
   6,278.344
Affirmative:
711,327.351
Against:
    5,720.176
Total:
728,369.060
Abstain:
  11,321.533
Donald W. Dick, Jr.
Total:
728,369.060
Affirmative:
722,090.716
Against:
    6,278.344

For nominees to the Board of Directors of the
International Growth & Income Fund:
Total:
728,369.060

M. David Testa
Paul M. Wythes
Affirmative:
722,090.716
Affirmative:
722,090.716
Withhold:
    6,278.344
Against:
    6,278.344

Total:
728,369.060
Total:
728,369.060

Martin G. Wade
To ratify the appointment of
PricewaterhouseCoopers LLp as
independent accountants:

Affirmative:
722,090.716

Withhold:
   6,278.344
Affirmative:
714,992.951

Total:
728,369.060
Against:
    4,333.602
Abstain:
    9,042.507

Total:
728,369.060